Exhibit (k)(8)

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of November 7, 2012 (this “Agreement”), between STELLUS CAPITAL INVESTMENT CORPORATION, a corporation duly organized and validly existing under the laws of the State of Maryland (the “Borrower”), and SUNTRUST BANK, as lender (the “Lender”).

WITNESSETH:

WHEREAS, concurrently with the execution and delivery of this Agreement, the Borrower and the Lender are entering into a Senior Secured Term Credit Agreement dated as of the date hereof (the “Credit Agreement”), pursuant to which the Lender has agreed to make a term loan to the Borrower;

WHEREAS, to induce the Lender to make the term loan to the Borrower under the Credit Agreement, the Borrower wishes to provide collateral security for the Secured Obligations (as hereinafter defined);

NOW THEREFORE, the parties hereto agree as follows:

Section 1.          Definitions, Etc.

1.01.         Certain Uniform Commercial Code Terms. As used herein, the terms “Account”, “Chattel Paper”, “Commercial Tort Claims”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “General Intangible”, “Goods”, “Instrument”, “Investment Property”, “Letter-of-Credit Right”, “Proceeds”, “Promissory Note”, “Tangible Chattel Paper” and “Supporting Obligations” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security”, “Clearing Corporation”, “Entitlement Holder”, “Financial Asset”, “Indorsement”, “Securities Account”, “Security”, “Security Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the NYUCC.

1.02.         Additional Definitions. In addition, as used herein:

“Agent Members” means members of, or participants in, a depositary, including the Depositary, Euroclear or Clearstream.

“Agreement” has the meaning given to such term in the preamble.

“Borrower” has the meaning given to such term in the preamble.

“Capital Stock” of any Person means any and all shares of corporate stock (however designated) of and any and all other Equity Interests and participations representing ownership interests (including membership interests and limited liability company interests) in, such Person.

“Clearing Corporation Security” means a security that is registered in the name of, or Indorsed to, a Clearing Corporation or its nominee or is in the possession of the Clearing Corporation in bearer form or Indorsed in blank by an appropriate Person.

“Clearstream” means Clearstream Banking, société anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.

“Clearstream Security” means a Security that (a) is a debt or equity security and (b) is capable of being transferred to an Agent Member’s account at Clearstream pursuant to the definition of “Delivery”, whether or not such transfer has occurred.

“Collateral” has the meaning assigned to such term in Section 3.

“Control” means “control” as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC.

“Credit Agreement” has the meaning given to such term in the recitals.

“Custodian” means State Street Bank and Trust Company, as custodian holding Investments on behalf of the Borrower, or any successor in such capacity. The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian.

“Deliver”, “Delivered” or “Delivery” (whether to the Lender or otherwise) means, with respect to any Investment or other Collateral, that such Investment or other Collateral is held, registered or covered by a recorded UCC-1 financing statement as described below, in each case in a manner satisfactory to the Lender (it being understood that, until the Lender advises the Borrower that it is not satisfied, the conditions set forth below shall be deemed to have been met):

(a)          subject to clause (m) below, in the case of each Certificated Security (other than a Special Equity Interest, U.S. Government Security, Clearing Corporation Security, Euroclear Security or Clearstream Security), that such Certificated Security is either (i) in the possession of the Lender and registered in the name of the Lender (or its nominee) or Indorsed to the Lender or in blank, or (ii) in the possession of the Custodian and registered in the name of the Custodian (or its nominee) or Indorsed in blank and the Custodian has credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Certificated Security constitutes a Financial Asset and that the Lender has Control over such Securities Account;

(b)          subject to clause (m) below, in the case of each Instrument, that such Instrument is either (i) in the possession of the Lender, or (ii) in the possession of the Custodian where the Custodian has agreed in documentation reasonably satisfactory to the Lender to hold such Instrument as bailee on behalf of the Lender;

(c)          subject to clause (m) below, in the case of each Uncertificated Security (other than a Special Equity Interest, U.S. Government Security, Clearing Corporation Security, Euroclear Security or Clearstream Security), that such Uncertificated Security is either (i) registered on the books of the issuer thereof to the Lender (or its nominee), or (ii) registered on the books of the issuer thereof to the Custodian (or its nominee) under an arrangement where the Custodian has credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Uncertificated Security constitutes a Financial Asset and that the Lender has Control over such Securities Account;

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(d)          subject to clause (m) below, in the case of each Clearing Corporation Security, that such Clearing Corporation Security is either (i) credited to a Securities Account of the Lender at such Clearing Corporation (and, if such Clearing Corporation Security is a Certificated Security, that the same is in the possession of such Clearing Corporation), or (ii) credited to a Securities Account of the Custodian at such Clearing Corporation (and, if a Certificated Security, so held in the possession of such Clearing Corporation, or of an agent or custodian on its behalf) and the Security Entitlement of the Custodian in such Clearing Corporation Securities Account has been credited by the Custodian to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that such Security constitutes a Financial Asset and that the Lender has Control over such Securities Account;

(e)          in the case of each Euroclear Security and Clearstream Security, that the actions described in clause (d) above have been taken with respect to such Security as if such Security were a Clearing Corporation Security and Euroclear and Clearstream were Clearing Corporations; provided, that such additional actions shall have been taken as shall be necessary under the law of Belgium (in the case of Euroclear) and Luxembourg (in the case of Clearstream) to accord the Lender rights substantially equivalent to Control over such Security under the NYUCC;

(f)          in the case of each U.S. Government Security, that such U.S. Government Security is either (i) credited to a securities account of the Lender at a Federal Reserve Bank, or (ii) credited to a Securities Account of the Custodian at a Federal Reserve Bank and the Security Entitlement of the Custodian in such Federal Reserve Bank Securities Account has been credited by the Custodian to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that such U.S. Government Security constitutes a Financial Asset and that the Lender has Control over such Securities Account;

(g)          subject to clause (m) below, in the case of a Special Equity Interest constituting a Certificated Security, that the holder of the first Lien on such Certificated Security has possession of such Certificated Security in the United States (which has been registered in the name of such holder (or its nominee) or Indorsed to such holder or in blank) and has agreed to deliver the certificates evidencing such Certificated Security directly to the Lender upon the discharge of such Lien and has acknowledged that it holds such certificates for the Lender subject to such Lien (it being understood that, upon receipt of any such Certificated Security, if so requested by the Borrower, the Lender shall deliver the same to the Custodian to be held in accordance with the provisions of clause (a) above) and, in the case of a Special Equity Interest constituting an Uncertificated Security, that the holder of the first Lien on such Uncertificated Security has been registered as the holder thereof on the books of the issuer thereof and acknowledged that it holds such Uncertificated Security for the Lender subject to such Lien;

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(h)          in the case of any Tangible Chattel Paper, that the original of such Tangible Chattel Paper is either (i) in the possession of the Lender in the United States or (ii) in the possession of the Custodian in the United States under an arrangement where the Custodian has agreed to hold such Tangible Chattel Paper as bailee on behalf of the Lender, and in each case any agreements that constitute or evidence such Tangible Chattel Paper is free of any marks or notations indicating that it is then pledged, assigned or otherwise conveyed to any Person other than the Lender;

(i)          in the case of each General Intangible (including any participation in a debt obligation, any Commodity Contract and any Commodity Account) of the Borrower organized in the United States, that such General Intangible falls within the collateral description of a UCC-1 financing statement, naming the Borrower as debtor and the Lender as secured party and filed in the jurisdiction of organization of the Borrower; provided that in the case of a participation in a debt obligation where such participation obligation is evidenced by an Instrument, either (i) such Instrument is in the possession of the applicable participating institution in the United States, and such participating institution has agreed that it holds possession of such Instrument for the benefit of the Lender (or for the benefit of the Custodian, and the Custodian has agreed that it holds the interest in such Instrument as bailee on behalf of the Lender) or (ii) such Instrument is in the possession of the applicable participating institution outside of the United States and such participating institution (and, if applicable, the obligor that issued such Instrument) has taken such actions as shall be necessary under the law of the jurisdiction where such Instrument is physically located to accord the Lender rights equivalent to Control over such Instrument under the NYUCC;

(j)          in the case of each General Intangible (including any participation in a debt obligation) of the Borrower not organized in the United States, that the Borrower shall have taken such action as shall be necessary to accord the Lender rights substantially equivalent to a perfected first-priority security interest in such General Intangible under the NYUCC;

(k)          in the case of any Deposit Account or Securities Account, that the Lender has Control over such Deposit Account or Securities Account, or that such Deposit Account or Securities Account is in the name of the Custodian and the Custodian has credited its rights in respect of such Deposit Account or Securities Account (the “Underlying Accounts”) to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that the rights of the Custodian in such Underlying Accounts constitute a Financial Asset and where the Lender has Control over such Securities Account;

(l)          in the case of any money (regardless of currency), that such money has been credited to a Deposit Account over which the Lender has Control as described in clause (k) above;

(m)          in the case of any Certificated Security, Uncertificated Security, Instrument or Special Equity Interest issued by a Person organized outside of the United States, that such additional actions shall have been taken as shall be necessary under applicable law to accord the Lender rights substantially equivalent to those accorded to a secured party under the NYUCC that has possession or control of such Certificated Security, Uncertificated Security, Instrument or Special Equity Interest; and

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(n)          in the case of each Investment not of a type covered by the foregoing clauses (a) through (m) that such Investment has been transferred to the Lender in accordance with applicable law and regulation.

“Depositary” means The Depositary Trust Company, its nominees and their respective successors.

“Euroclear” means Euroclear Bank, S.A., as operator of the Euroclear system.

“Euroclear Security” means a Security that (a) is a debt or equity Security and (b) is capable of being transferred to an Agent Member’s account at Euroclear, whether or not such transfer has occurred.

“Foreign Subsidiary” means any (a) direct or indirect Subsidiary of the Borrower that is organized under the laws of any jurisdiction other than the United States or its territories or possessions and that is treated as a corporation for United States federal income tax purposes, (b) direct or indirect Subsidiary of the Borrower which is a “controlled foreign corporation” within the meaning of the Code or (c) direct or indirect Subsidiary that is disregarded as an entity that is separate from its owner for United States federal income tax purposes and substantially all of its assets consist of the Capital Stock of one or more direct or indirect Foreign Subsidiaries.

“Indorsed” means, with respect to any Certificated Security, that such Certificated Security has been assigned or transferred to the applicable transferee pursuant to an effective Indorsement.

“Lender” has the meaning given to such term in the preamble.

“NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Secured Obligations” means, collectively, all obligations of the Borrower to the Lender under the Credit Agreement and the other Loan Documents, including in each case in respect of the principal of and interest on the loans made thereunder, and all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Lender under or in respect of the Credit Agreement and the other Loan Documents, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding.

“Security Documents” means, collectively, this Agreement, all Uniform Commercial Code financing statements filed with respect to the security interests in the Collateral created pursuant hereto and all other assignments, pledge agreements, security agreements, control agreements, custodial agreements and other instruments executed and delivered on or after the date hereof by the Borrower pursuant hereto or otherwise providing or relating to any collateral security for any of the Secured Obligations.

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“Shares” means shares of capital stock of a corporation, limited liability company interests, partnership interests and other ownership or equity interests of any class in any Person.

“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer of such Equity Interest provided that (a) such Lien was created to secure Indebtedness owing by such issuer to such creditors, (b) such Indebtedness was (i) in existence at the time the Borrower acquired such Equity Interest, (ii) incurred or assumed by such issuer substantially contemporaneously with such acquisition or (iii) already subject to a Lien granted to such creditors and (c) unless such Equity Interest is not intended to be included in the Collateral, the documentation creating or governing such Lien does not prohibit the inclusion of such Equity Interest in the Collateral.

“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

1.03.         Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

1.04.         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Annexes shall be construed to refer to Sections of, and Exhibits and Annexes to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2.          Representations and Warranties. The Borrower represents and warrants to the Lender that:

2.01.         Organization. The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

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2.02.         Authorization; Enforceability. The execution, delivery and performance of this Agreement, and the granting of the Liens contemplated hereunder, are within the Borrower’s corporate or other powers and have been duly authorized by all necessary corporate or other action, including by all necessary shareholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.03.         Governmental Approvals; No Conflicts. The execution, delivery and performance of this Agreement, and the granting of the Liens contemplated hereunder, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant hereto, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any order of any Governmental Authority, (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Borrower or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant hereto, will not result in the creation or imposition of any Lien on any asset of the Borrower.

2.04.         Title. The Borrower is the sole beneficial owner of the Collateral in which a security interest is granted by the Borrower hereunder and no Lien exists upon such Collateral other than (a) the security interest created or provided for herein, which security interest constitutes a valid first and prior perfected Lien on the Collateral (except that any such security interest in a Special Equity Interest may be subject to a Lien in favor of a creditor of the issuer of such Special Equity Interest as contemplated by the definition of such term in the Credit Agreement) and (b) other Liens not prohibited by the provisions of the Credit Agreement.

2.05.         Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of the Borrower as of the date hereof are correctly set forth in Annex 1.

2.06.         Changes in Circumstances. The Borrower has not (a) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the NYUCC), (b) as of the date hereof, changed its name or (c) as of the date hereof, become a “new debtor” (as defined in Section 9-102(a)(56) of the NYUCC) with respect to a currently effective security agreement previously entered into by any other Person and binding upon the Borrower, in each case except as notified in writing to the Lender prior to the date hereof.

2.07.         Promissory Notes. Annex 2 sets forth a complete and correct list of all Promissory Notes (other than any previously delivered to the Custodian or held in a Securities Account referred to in Annex 3) held by the Borrower on the date hereof and having an aggregate unpaid principal amount in excess of $1,000,000.

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2.08.         Deposit Accounts and Securities Accounts. Annex 3 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of the Borrower on the date hereof, except for any Deposit Account specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments.

Section 3.          Collateral. As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of its Secured Obligations, the Borrower hereby pledges and grants to the Lender as hereinafter provided a security interest in all of the Borrower’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by the Borrower or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 3 being collectively referred to herein as “Collateral”):

(a)          all Accounts;

(b)          all Chattel Paper;

(c)          all Commercial Tort Claims;

(d)          all Deposit Accounts;

(e)          all Documents;

(f)          all General Intangibles;

(g)          all Goods;

(h)          all Instruments;

(i)          all Investment Property;

(j)          all Letter-of-Credit Rights and Letters of Credit;

(k)          all Supporting Obligations;

(l)          all books, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section;

(m)          all Proceeds and products of the foregoing and, to the extent not otherwise included, (i) all payments under insurance (whether or not the Lender is the loss payee thereof) and (ii) all tort claims; and

(n)          all other property and rights of every kind and description and interests therein.

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PROVIDED, HOWEVER, that (A) in no event shall the security interest granted under this Section 3 attach to (i) any contract, property rights, obligation, instrument or agreement to which the Borrower is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (x) the abandonment, invalidation or unenforceability of any right, title or interest of the Borrower therein or (y) in a breach or termination pursuant to the terms of, or a default under, any such contract, property rights, obligation, instrument or agreement (other than to the extent that any such term would be rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction) or (ii) Equity Interests in directly-held Foreign Subsidiaries in excess of 65% of the total outstanding voting Equity Interests of each such Foreign Subsidiary or any Equity Interests in indirectly-held Foreign Subsidiaries, in each case, except to the extent that, in the reasonable determination of the Borrower, such a security interest would not reasonably be expected to result in a materially adverse tax consequence to the Borrower; and (B) the Borrower, may by notice to the Lender, exclude from the grant of a security interest provided above in this Section 3, any Special Equity Interests designated by the Borrower in reasonable detail to the Lender in such notice (it being understood that the Borrower may at any later time rescind any such designation by similar notice to the Lender). For the avoidance of doubt, the Collateral shall include the Purchased Assets (as defined in the Purchase and Sale Agreement) and all of the Borrower’s rights in and with respect to the Purchase and Sale Agreement, the Escrow Agreement and all amounts deposited in the Escrow Account as provided under Section 2.5 of the Purchase and Sale Agreement. In the event that the Sellers (as defined in the Purchase and Sale Agreement) are required to repurchase the Purchased Assets (as defined in the Purchase and Sale Agreement) pursuant to Section 2.5 of the Purchase and Sale Agreement, the Lender’s Lien on the Purchased Assets shall automatically be released upon the Lender’s receipt of funds held in the Escrow Account in an amount equal to the Cash Consideration (as defined in the Purchase and Sale Agreement) portion of the Repurchase Price (as defined in the Purchase and Sale Agreement).

Section 4.          Covenants of the Borrower. In furtherance of the grant of the security interest pursuant to Section 3, the Borrower hereby agrees with the Lender as follows:

4.01.         Delivery and Other Perfection. (a) Within two days after the acquisition by the Borrower of any Investment constituting part of the Collateral as to which physical possession by the Lender or the Custodian is required in order for such Investment to have been “Delivered”, the Borrower shall take such actions as shall be necessary to effect Delivery of such Investment. As to all other Investments constituting part of the Collateral, the Borrower shall cause the same to be Delivered (to the extent not already Delivered) within five Business Days of the acquisition thereof. In addition, and without limiting the generality of the foregoing, the Borrower shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, account control agreements or any other agreements or consents or other papers as may be necessary in the judgment of the Lender to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Lender to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

(i)          keep full and accurate books and records relating to the Collateral in all material respects, and stamp or otherwise mark such books and records in such manner as the Lender may reasonably require in order to reflect the security interests granted by this Agreement; and

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(ii)         permit representatives of the Lender, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Lender to be present at the Borrower’s place of business to receive copies of communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Borrower with respect to the Collateral, all in such manner as the Lender may reasonably require; provided that each the Borrower shall be entitled to have its representatives and advisors present during any inspection of its books and records at the Borrower’s place of business.

(b)          Once any Investment has been Delivered, the Borrower shall not take or permit any action that would result in such Investment no longer being Delivered hereunder and shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, account control agreements or any other agreements or consents or other papers as may be necessary or desirable in the judgment of the Lender to continue the Delivered status of any Collateral. Without limiting the generality of the foregoing, the Borrower shall not terminate any arrangement with the Custodian unless and until a successor Custodian reasonably satisfactory to the Lender has been appointed and has executed all documentation necessary to continue the Delivered status of the Collateral, which documentation shall be in form and substance reasonably satisfactory to the Lender.

4.02.         Name; Jurisdiction of Organization, Etc. The Borrower agrees that (a) without providing prior written notice to the Lender, the Borrower will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Borrower does not have an organizational identification number and later obtains one, the Borrower will forthwith notify the Lender of such organizational identification number, and (c) the Borrower will not change its type of organization, jurisdiction of organization or other legal structure.

4.03.         Other Financing Statements or Control. Except as otherwise permitted under Section 6.02 of the Credit Agreement, the Borrower shall not (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Lender is not named as the sole secured party other than any financing statement or like instrument in respect of a Lien not prohibited by the provisions of the Credit Agreement, or (b) cause or permit any Person other than the Lender to have Control of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.

4.04          Control Agreements.  The Borrower shall not open any account with any bank, securities intermediary or commodities intermediary (other than (i) any payroll account so long as such payroll account is a zero balance account, (ii) withholding tax and fiduciary accounts, and (iii) any account in which the aggregate value of deposits therein, together with all other such accounts under this clause (iii), does not at any time exceed $100,000) unless the Borrower has notified the Lender of such new account and the Lender has Control over such account pursuant to a control agreement in form and substance satisfactory to the Lender.

Section 5.          Remedies; Distribution of Collateral.

5.01.         Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

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(a)          the Borrower shall, at the request of the Lender, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Lender and the Borrower, designated in the Lender’s request;

(b)          the Lender may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c)          the Lender shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Lender were the sole and absolute owner thereof (and the Borrower agrees to take all such action as may be appropriate to give effect to such right);

(d)          the Lender in its discretion may, in its name or in the name of the Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

(e)          the Lender may, upon ten Business Days’ prior written notice to the Borrower of the time and place (or, if such sale is to take place on the NYSE or any other established exchange or market, prior to the time of such sale or other disposition), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Lender or any of its agents, sell, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Lender deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Lender or anyone else may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter, to the fullest extent permitted by law, hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Borrower, any such demand, notice and right or equity being hereby expressly waived and released, to the fullest extent permitted by law.

The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section shall be applied in accordance with Section 5.04.

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The Borrower recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Lender may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Borrower acknowledges that any such private sales may be at prices and on terms less favorable to the Lender than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that to the extent any such private sale is conducted by the Lender in a commercially reasonable manner, the Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Borrower, or the issuer thereof, to register it for public sale.

5.02.         Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.01 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Borrower shall remain liable for any deficiency.

5.03.         Private Sale. The Lender shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.01 conducted in a commercially reasonable manner. The Borrower hereby waives any claims against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Lender accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such private sale was conducted in a commercially reasonable manner.

5.04.         Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral of the Borrower pursuant hereto, and any other cash of the Borrower at the time held by the Lender under this Agreement, shall be applied by the Lender as follows:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Lender and the reasonable fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Lender in connection therewith;

Second, to the payment of any reasonable fees, costs and expenses then owing by the Borrower to the Lender under the Loan Documents;

Third, to the payment of the Secured Obligations of the Borrower then due and payable to the Lender; and

Fourth, after application as provided in clauses “First” “Second” and “Third” above, to the payment to the Borrower, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

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5.05.         Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Lender while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Lender is hereby appointed the attorney-in-fact of the Borrower for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments which the Lender may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Lender shall be entitled under this Section 5 to make collections in respect of the Collateral, the Lender shall have the right and power to receive, endorse and collect all checks made payable to the order of the Borrower representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Section 6.          Miscellaneous.

6.01.         Notices. All notices, requests, consents and other demands hereunder and other communications provided for herein shall be given or made in writing, (a) to any party hereto, delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or (b) as to any party, at such other address as shall be designated by such party in a written notice to each other party. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

6.02.         No Deemed Waivers; Remedies Cumulative. No failure or delay by the Lender in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 5.01, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

6.03.         Amendments; Waivers. Amendments and Waivers. Except as otherwise provided in any Security Document, the terms of this Agreement and the other Security Documents may be waived, altered or amended only by an instrument in writing duly executed by the Borrower and the Lender.

6.04.         Expenses; Indemnity; Damage Waiver.

(a)          Costs and Expenses. The Borrower hereby agrees to reimburse the Lender and its Affiliates for all reasonable out-of-pocket costs and expenses incurred by them (including the reasonable fees, charges and disbursements of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Lender of any obligations of the Borrower in respect of the Collateral that the Borrower has failed or refused to perform in the time period required under this Agreement, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings of the Borrower, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Lender in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings arising from or related to this Agreement and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

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(b)          Indemnification by the Borrower. The Borrower shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses including the reasonable out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the fraud, willful misconduct or gross negligence of such Indemnitee.

The Borrower shall not be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, in connection with, this Agreement asserted by an Indemnitee against the Borrower; provided that the foregoing limitation shall not be deemed to impair or affect the obligations of the Borrower under the preceding provisions of this subsection.

6.05.         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Borrower and the Lender (provided that the Borrower shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender).

6.06.         Counterparts; Integration; Effectiveness; Electronic Execution.

(a)          Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Lender constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

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(b)          Electronic Execution of Assignments. The words “execution”, “signed”, “signature” shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

6.07.         Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

6.08.         Governing Law; Jurisdiction.

(a)          Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)          Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)          Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Service of Process. Each party to this Agreement (i) irrevocably consents to service of process in the manner provided for notices in Section 6.01 and (ii) agrees that service as provided in the manner provided for notices in Section 6.01 is sufficient to confer personal jurisdiction over such party in any proceeding in any court and otherwise constitutes effective and binding service in every respect. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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6.09.         Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

6.10.         Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written,

STELLUS CAPITAL INVESTMENT CORPORATION

By:
Name:
Title:

Address for Notices

Stellus Capital Investment Corporation
10000 Memorial Drive, Suite 500
Houston, Texas 77024
Attention: W. Todd Huskinson
Telecopy Number: (713) 292-5414
Telephone: (713) 292-5454

[Signature Page - Security Agreement]

SUNTRUST BANK,
as Lender

By:
Name:
Title:

Address for Notices

SunTrust Bank
303 Peachtree Street, N. E.
Atlanta, Georgia 30308
Attention: Doug Kennedy
Telecopy Number: (404) 739-7390

with a copy to:

SunTrust Bank
Agency Services
303 Peachtree Street, N. E., 25th Floor
Atlanta, Georgia 30308
Attention: Wanda Gregory
Telecopy Number: (404) 658-4906

[Signature Page - Security Agreement]

ANNEX I

FILING DETAILS

1.           Legal name:

Type of organization:

Jurisdiction of organization:

Organizational Identification Number:

Tax Identification Number:

Mailing Address:

2.            Legal name:

Type of organization:

Jurisdiction of organization:

Organizational Identification Number:

Tax Identification Number:

Mailing Address:

ANNEX 2

PROMISSORY NOTES

ANNEX 3

LIST OF DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS

AND COMMODITY ACCOUNTS

Deposit Accounts

Securities Accounts

Securities Intermediary	Name of Account	Account Number

Commodity Accounts